UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2006

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1231 25TH St., N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

(202) 452-4200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into A Material Definitive Agreement.

On April 15, 2006, the Executive Compensation Committee (composed of the independent members the Board of Directors) of The Bureau of National Affairs, Inc. (the "Company"), approved a pilot incentive compensation program for a group of key management executives that includes the Company’s named executive officers. Under the program, participants may earn from zero to 16.5 percent of annual base compensation if revenue growth and profit goals are met. The committee recommended, and the full Board approved, the participation of Paul N. Wojcik, President and CEO, in the program.

The foregoing is a forward-looking statement within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934 regarding possible future events. Persons reviewing this report are cautioned that this forward-looking statement is not a guaranty of future performance, is subject to risks and uncertainties, and actual events may differ materially from those described in the forward-looking statement as a result of various factors.

The Bureau of National Affairs

Date: April 20, 2006	By:	s/ Cynthia J. Bolbach
Cynthia J. Bolbach
Corporate Secretary